Exhibit 13(b)

EX-99-906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ellen M. Needham, President and I, Bruce S. Rosenberg, Treasurer of the Elfun International Equity Fund (the “Fund”), each certify, to the best of my knowledge and belief, that:

1.	This Form N-CSR filing of the Fund for the period ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Ellen M. Needham
Ellen M. Needham
President (Principal Executive Officer) of the Elfun International Equity Fund

Date:	March 9, 2018

By:	/s/ Bruce S. Rosenberg
Bruce S. Rosenberg
Treasurer (Principal Financial and Accounting Officer) of the Elfun International Equity Fund

Date:	March 9, 2018